CERTIFICATE OF AMENDMENT
 FILED
                                           OF
IN THE OFFICE OF THE
SECRETARY OF. STATE OF       THE  ARTICLES OF INCORPORATION
  STATE OF NEVADA
                                           OF
 AUG 2 3 1996
                                   WOODIE III, INC.

         On the 16th day of August 1996, pursuant to the Nevada Revised Statutes, the Annual Meeting of Shareholders representing a majority of the holders was called. Whereas, there being 1,250,000 common shares validly issued and outstanding and entitled to vote, shareholders voted either by proxy or in person 830,375 shares FOR, representing 70% being a majority and 0 shares against, to amend the Articles of Incorporation of Woodie III, Inc.

         Therefore, the Corporation does by these presents Amend its Articles of Incorporation as follows:

         The name of the corporation is changed to TEE-RIFIK CORP.

         I Debra Thurman President and Kathryn Councilman Secretary of Woodie, III, Inc. do hereby swear and affirm that the Certificate of Amendment as contained herein is true and correct as adopted by a majority of shareholders on August 16th, 1996, Dated this 20th day of August 20, 1996.

                               BY:/S/DEBRA THURMAN
                                                    -------------------
                                                 Debra Thurman, PRESIDENT

                                                 BY:/S/KATHRYN COUNCILMAN
                                                 ------------------------
                          Kathryn Councilman, SECRETARY
STATE OF NEVADA            )
                           )       ss.
COUNTY OF CLARK            )

         The undersigned Notary Public certified, deposes and states that Debra Thurman and Kathryn Councilman, personally appeared before me and executed the foregoing on behalf of the Corporation as its President and Secretary, this 20th day of August, 1996.

                                  /S/DON W PAR
                                                         ------------
                          Notary Public in and for said
NOTARY PUBLIC                                            County and State
STATE OF NEVADA
County of Clark
DON W. PARR
Appt. 95-0674-1
My Appointment Expires Oct. 13,1999